Exhibit Index

77I)  Terms of New or Amended Securities

      On May 11, 2007, new Class A and C shares were issued for the Mid Cap Fund of the Registrant. On July 23, 2007, new Class A and C shares were issued for the Small Cap Value Opportunities Fund of the Registrant. Both Funds Class A shares are sold with a maximum sales charge of 5.75% and subject to 12b-1 distribution fees of up to 0.25% of average daily net assets, and Class C shares are sold without a sales charge and subject to 12b-1 distribution fees of up to 1.00% of average daily net assets.

MID CAP FUND'S FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold Class A and Class C shares of the Fund.

                                                    SHAREHOLDER FEES
                                       (FEES PAID DIRECTLY FROM YOUR INVESTMENT)
--------------------------------------------------------------------------------
                                                  CLASS A SHARES  CLASS C SHARES
--------------------------------------------------------------------------------
Maximum Sales Charge Imposed on Purchases
  (as a percentage of offering price)               5.75%(1)            None
--------------------------------------------------------------------------------
Maximum Deferred Sales Charge
  (as a percentage of original purchase price
  or the amount redeemed, whichever is less)         None(2)        1.00%(3)
--------------------------------------------------------------------------------
Wire Redemption Fee                                Up to $15        Up to $15
--------------------------------------------------------------------------------

                                                  ANNUAL FUND OPERATING EXPENSES
                                   (EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)
--------------------------------------------------------------------------------
Management Fees                                        0.80%               0.80%
Distribution and/or Shareholder Service Fees           0.25%               1.00%
Other Expenses(4)                                      0.96%               0.96%
Acquired Fund Fees and Expenses (AFFE)(5)              0.03%               0.03%
--------------------------------------------------------------------------------
TOTAL ANNUAL FUND OPERATING EXPENSES                   2.04%               2.79%
Less Fee Waivers and Expense Reimbursements(6)         0.86%               0.86%
--------------------------------------------------------------------------------
NET OPERATING EXPENSES(7)                              1.18%               1.93%
--------------------------------------------------------------------------------
(1) You may pay a reduced sales charge on very large purchases. (See "Reduced Class A Sales Charge" in this Prospectus.)
(2) Purchases of $1 million or more do not pay a front-end sales charge, but may pay a contingent deferred sales charge ("CDSC") of 1.00% if shares are redeemed within 1 year of their purchase and compensation was paid to an unaffiliated broker-dealer.
(3) The 1.00% CDSC is not assessed if shares are held for 1 year or longer and may be waived under other circumstances described in this Prospectus.
(4) "Other Expenses" are based on estimated amounts for the current fiscal year.
(5) Acquired Fund Fees and Expenses are not fees or expenses incurred by the Fund directly but are expenses of the investment companies in which the Fund invests. You incur these fees and expenses indirectly through the valuation of the Fund's investment in those investment companies. Acquired Fund Fees and Expenses will vary with changes in the expenses of the underlying funds (which may include changes in their fee waiver agreements, if any) as well as the degree to which the Fund invests in underlying funds, and may be higher or lower than the amount shown above. The impact of Acquired Fund Fees and Expenses is shown in "Net Operating Expenses."

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(6)   Touchstone Advisors has contractually agreed to waive fees and to reimburse expenses in order to keep the Fund's "Other Expenses" from exceeding 0.35% for class A shares and class C shares. These contractual waivers will be in effect until at least March 1, 2008. The contractual waivers may not be modified or eliminated except with the approval of the Board of Trustees of the Fund.
(7) The net operating expenses excluding AFFE for class A and class C are 1.15% and 1.90% respectively.

EXAMPLE. This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example assumes that your investment has a 5% return each year, that the Fund's operating expenses remain the same (except that contractual fee waivers are reflected only for the length of the contractual limit, i.e., the first year in the example) and that you reinvest all dividends and distributions. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

                          Class A Shares              Class C Shares
1 Year                       $    688                    $    296
--------------------------------------------------------------------------------
3 Years                      $  1,099                    $    784
--------------------------------------------------------------------------------
5 Years                      $  1,535                    $  1,398
--------------------------------------------------------------------------------
10 Years                     $  2,743                    $  3,056
--------------------------------------------------------------------------------


SMALL CAP VALUE OPPORTUNITIES FUND'S FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold Class A and Class C shares of the Fund.

                                                     SHAREHOLDER FEES
                                       (FEES PAID DIRECTLY FROM YOUR INVESTMENT)
--------------------------------------------------------------------------------
                                                   CLASS A SHARES CLASS C SHARES
--------------------------------------------------------------------------------
Maximum Sales Charge Imposed on Purchases
  (as a percentage of offering price)               5.75%(1)                None
--------------------------------------------------------------------------------
Maximum Deferred Sales Charge
  (as a percentage of original purchase price
  or the amount redeemed, whichever is less)         None(2)            1.00%(3)
--------------------------------------------------------------------------------
Wire Redemption Fee                                Up to $15           Up to $15


                                                  ANNUAL FUND OPERATING EXPENSES
                                   (EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)
--------------------------------------------------------------------------------
Management Fees                                        0.95%              0.95%
Distribution and/or Shareholder Service Fees           0.25%              1.00%
Other Expenses(4)                                      0.45%              0.45%
Acquired Fund Fees and Expenses (AFFE)(5)              0.02%              0.02%
--------------------------------------------------------------------------------
TOTAL ANNUAL FUND OPERATING EXPENSES                   1.67%              2.42%
Less Fee Waivers and Expense Reimbursements(6)         0.15%              0.15%

--------------------------------------------------------------------------------
NET OPERATING EXPENSES(1)                              1.52%              2.27%
--------------------------------------------------------------------------------
(1) You may pay a reduced sales charge on very large purchases. (See "Reduced Class A Sales Charge" in this Prospectus.)
(2) Purchases of $1 million or more do not pay a front-end sales charge, but may pay a contingent deferred sales charge ("CDSC") of 1.00% if shares are redeemed within 1 year of their purchase and compensation was paid to an unaffiliated broker-dealer.
(3) The 1.00% CDSC is not assessed if shares are held for 1 year or longer and may be waived under other circumstances described in this Prospectus.
(4) "Other Expenses" are based on estimated amounts for the current fiscal year.
(5) Acquired Fund Fees and Expenses are not fees or expenses incurred by the Fund directly but are expenses of the investment companies in which the Fund invests. You incur these fees and expenses indirectly through the valuation of the Fund's investment in those investment companies. Acquired Fund Fees and Expenses will vary with changes in the expenses of the underlying funds (which may include changes in their fee waiver agreements, if any) as well as the degree to which the Fund invests in underlying funds, and may be higher or lower than the amount shown above. The impact of Acquired Fund Fees and Expenses is shown in "Net Operating Expenses."
(6) Touchstone Advisors has contractually agreed to waive fees and to reimburse expenses in order to keep the Fund's "Other Expenses" for Class A shares and Class C shares from exceeding 0.30% through August 1, 2008. The contractual waivers may not be modified or eliminated except with the approval of the Board of Trustees of the Fund.
(7) The net operating expenses excluding AFFE for Class A and Class C shares are 1.50% and 2.25% respectively.


EXAMPLE. This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example assumes that your investment has a 5% return each year, that the Fund's operating expenses remain the same (except that contractual fee waivers are reflected only for the length of the contractual limit, i.e., the first year in the example) and that you reinvest all dividends and distributions. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


                                                             Class C Shares
                       Class A Shares   Class C Shares  (Assuming No Redemption)
1 Year                 $          721   $          330      $           230
--------------------------------------------------------------------------------
3 Years                $        1,057   $          740      $           740
--------------------------------------------------------------------------------
5 Years                $        1,417   $        1,277      $         1,277
--------------------------------------------------------------------------------
10 Years               $        2,426   $        2,745      $         2,745
--------------------------------------------------------------------------------

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MINIMUM INVESTMENT REQUIREMENTS OF THE FUNDS


                                                          INITIAL     ADDITIONAL
MINIMUM INVESTMENT REQUIREMENTS                          INVESTMENT   INVESTMENT
--------------------------------------------------------------------------------
Regular Account                                          $    2,500   $       50

Retirement Account or Custodial Account under
the Uniform Gifts/Transfers to Minors Act ("UGTMA")      $    1,000   $       50

Investments through the Automatic Investment Plan        $      100   $       50
--------------------------------------------------------------------------------
INVESTOR ALERT: Touchstone may change these initial and additional investment minimums at any time.


CLASS A SHARES OF THE FUNDS

The offering price of Class A shares of the Funds is equal to their net asset value ("NAV") plus a front-end sales charge that you pay when you buy your shares. The front-end sales charge is generally deducted from the amount of your investment.

CLASS A SALES CHARGE. The following table shows the amount of front-end sales charge you will pay on purchases of Class A shares of the Funds. The amount of front-end sales charge is shown as a percentage of (1) offering price and (2) the net amount invested after the charge has been subtracted. Note that the front-end sales charge gets lower as your investment amount gets larger.

                                    Sales Charge as % of   Sales Charge as % of

Amount of Your Investment               Offering Price     Net Amount Invested
--------------------------------------------------------------------------------
Under $50,000                                 5.75%              6.10%
$50,000 but less than $100,000                4.50%              4.71%
$100,000 but less than $250,000               3.50%              3.63%
$250,000 but less than $500,000               2.95%              3.04%
$500,000 but less than $1 million             2.25%              2.30%
$1 million or more                            0.00%              0.00%
--------------------------------------------------------------------------------

WAIVER OF CLASS A SALES CHARGE. There is no front-end sales charge if you invest $1 million or more in Class A shares of the Funds. If you redeem shares that were part of the $1 million breakpoint purchase within one year, you may pay a contingent deferred sales charge ("CDSC") of 1% on the shares redeemed, if a commission was paid by Touchstone Securities, Inc. ("Touchstone Securities") to a participating unaffiliated dealer. There is no front-end sales charge on exchanges between funds or dividends reinvested in the Funds. In addition, there is no front-end sales charge on the following purchases:

      o Purchases by registered representatives or other employees (and their immediate family members*) of broker-dealers, banks, or other financial institutions having agreements with Touchstone Securities.
      o Purchases in accounts as to which a broker-dealer or other financial intermediary charges an asset management fee economically comparable to a sales charge, provided the broker-dealer or other financial intermediary has an agreement with Touchstone Securities.
      o Purchases by a trust department of any financial institution in its capacity as trustee to any trust.
      o Purchases through processing organizations described in this Prospectus.
      o Purchases by an employee benefit plan having more than 25 eligible employees or a minimum of $250,000 invested in the Touchstone Funds.
      o Purchases by an employee benefit plan that is provided administrative services by a third party administrator that has entered into a special service arrangement with Touchstone Securities.
      o Purchases by shareholders who owned shares of Touchstone Funds Group Trust (formerly Constellation Funds) as of November 17, 2006 who are purchasing additional shares for their accounts or opening new accounts in any Touchstone Fund.
      o Reinvestment of redemption proceeds from Class A or Class B shares of any Touchstone Fund if the reinvestment occurs within 90 days of redemption.

      * Immediate family members are defined as the spouse, parents, siblings, domestic partner, natural or adopted children, mother-in-law, father-in-law, brother-in-law and sister-in-law of a registered representative or employee. The term "employee" is deemed to include current and retired employees.

Sales charge waivers must be qualified in advance by Touchstone Securities by marking the appropriate section on the investment application and completing the "Eligibility for Exemption from Sales Charge" form. You can obtain the application and form by calling Touchstone at 1.800.543.0407 or by visiting the touchstoneinvestments.com website. Purchases at NAV may be made for investment only, and the shares may not be resold except through redemption by or on behalf of the Funds. At the option of the Funds, the front-end sales charge may be included on future purchases.

REDUCED CLASS A SALES CHARGE. You may also purchase Class A shares of the Funds at the reduced sales charges shown in the table above through the Rights of Accumulation Program or by signing a Letter of Intent. The following purchasers ("Qualified Purchasers") may qualify for a reduced sales charge under the Rights of Accumulation Program or Letter of Intent:

      o an individual, an individual's spouse, an individual's children under the age of 21; or
      o a trustee or other fiduciary purchasing shares for a single fiduciary account although more than one beneficiary is involved; or
      o employees of a common employer, provided that economies of scale are realized through remittances from a single source and quarterly confirmation of such purchases are provided; or

      o an organized group, provided that the purchases are made through a central administrator, a single dealer or other means which result in economy of sales effort or expense.

The following accounts ("Qualified Accounts") held in Class A shares of any Touchstone Fund sold with a front-end sales charge may be grouped together to qualify for the reduced sales charge under the Rights of Accumulation Program or Letter of Intent:

      o     Individual accounts
      o     Joint tenant with rights of survivorship accounts
      o     Uniform gift to minor accounts ("UGTMA")
      o     Trust accounts
      o     Estate accounts
      o     Guardian/Conservator accounts
      o IRA accounts, including Traditional, Roth, SEP, SIMPLE and 403(b)(7) custodial accounts
      o     Coverdell Education Savings Accounts


CLASS C SHARES OF THE FUNDS

BECAUSE IN MOST CASES IT IS MORE ADVANTAGEOUS TO PURCHASE CLASS A SHARES FOR AMOUNTS OF $1 MILLION OR MORE, A REQUEST TO PURCHASE CLASS C SHARES FOR $1 MILLION OR MORE WILL BE CONSIDERED AS A PURCHASE REQUEST FOR CLASS A SHARES OR DECLINED.

Class C shares of the Funds are sold at NAV without an initial sales charge so that the full amount of your purchase payment may be immediately invested in the Funds. A CDSC of 1.00% will be charged on Class C shares redeemed within 1 year after you purchased them. For more information about the CDSC, see "Contingent Deferred Sales Charge (`CDSC')" in this Prospectus.

CONTINGENT DEFERRED SALES CHARGE ("CDSC")

If you purchase $1 million or more Class A shares at NAV, a CDSC of 1.00% may be charged on redemptions made within 1 year of your purchase. If you redeem Class C shares within 1 year of your purchase, a CDSC of 1.00% will be charged.

The CDSC will not apply to redemptions of shares you received through reinvested dividends or capital gains distributions and may be waived under certain circumstances described below. The CDSC will be assessed on the lesser of your shares' NAV at the time of redemption or the time of purchase. The CDSC is paid to Touchstone Securities to reimburse expenses incurred in providing distribution-related services to the Funds.

No CDSC is applied if:

o The redemption is due to the death or post-purchase disability of a shareholder
o The redemption is from a systematic withdrawal plan and represents no more than 10% of your annual account value
o The redemption is a benefit payment made from a qualified retirement plan, unless the redemption is due to termination of the plan or transfer of the plan to another financial institution
o The redemption is for a mandatory withdrawal from a traditional IRA account after age 70 1/2

When we determine whether a CDSC is payable on a redemption, we assume that:

o     The redemption is made first from amounts not subject to a CDSC; then
o     From the earliest purchase payment(s) that remain invested in the Fund

The SAI contains further details about the CDSC and the conditions for waiving the CDSC.